Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

February 1, 2017

Johnson Controls International plc

1 Albert Quay
Cork, Ireland

Re:           Johnson Controls International plc Registration Statement on Form S-3ASR filed on February 1, 2017

Ladies and Gentlemen:

We have acted as special counsel to Johnson Controls International, a public limited company organized under the laws of Ireland (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2017 in connection with the registration, pursuant to the U.S. Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s (a) depositary shares (“Depositary Shares”), as evidenced by depositary receipts (“Depositary Receipts”) to be issued pursuant to one or more Deposit Agreements (defined below) in the event the Company elects to offer fractional interests in the Company’s preferred shares, par value $0.01 per share (“Preferred Shares”), which are also being registered pursuant to the Registration Statement; (b) debt securities, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”), which may be issued pursuant to one or more indentures (“Indentures”); (c) contracts for the purchase and sale of securities registered under the Registration Statement (the “Purchase Contracts”); (d) warrants to purchase other securities registered under the Registration Statement (the “Warrants”), with an unspecified proposed maximum offering price (as permitted under the Act); and (e) units representing an interest in one or more securities registered under the Registration Statement (the “Units” and together with the Depositary Shares, Debt Securities, Purchase Contracts and Warrants, the “Securities”), including any Securities issuable upon (x) conversion, exchange or exercise of the Preferred Shares, Debt Securities or Warrants registered thereunder or (y) settlement of the Purchase Contracts registered thereunder.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

In rendering this opinion, we have examined and relied on the Registration Statement and such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.  We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this letter.  In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.

In such examination and investigations, we have, with your consent, assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) each natural person signing any document reviewed by us had the legal capacity to do so, (d) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In rendering this opinion, we have assumed with your consent that, (i) at or prior to the time of delivery of any Securities, the Board of Directors of the Company (the “Board”), and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act, (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and, if applicable, the Prospectus Supplement, (v) the Registration Statement, the Securities, any Indenture or supplemental indenture and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture and any Debt Securities, Indenture and supplemental indenture entered or to be entered into in connection with the issuance of such Debt Securities has or will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee or authenticating agent, (vii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein, and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also, with your consent, assumed that the execution, delivery and performance of the Transaction Documents will not (A) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to such documents (other than the Company) or the laws of the jurisdictions of organization or other applicable laws with respect to such parties, (B) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over any party to such documents or any of their respective assets or (C) constitute a breach or violation of any agreement or instrument that is binding on any party to the Transaction Documents or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  We have also, with your consent, assumed that each party to the Transaction Documents (in the case of parties that are not natural persons) (other than the Company) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents (other than, with respect to the Company, the Securities) constitutes the valid and binding obligation of all such parties, enforceable against them in accordance with its terms.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1.                                      With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Preferred Shares represented by the Offered Depositary Shares have been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Offered Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Shares as contemplated by the Registration Statement and the Deposit Agreement, and (iv) the Offered Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Depositary Receipts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Deposit Agreement.

2.                                      With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the applicable trustee qualifies to act as trustee under the Indenture and the Indenture qualifies under the Trust Indenture Act of 1939, as amended, (ii) the Indenture has been duly executed and delivered by each party thereto, (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the prospectus contained therein and any applicable Prospectus Supplement, the Offered Debt Securities (including any Debt Securities duly issued upon conversion or exchange of any Debt Securities or Preferred Shares, upon exercise of any Warrants or in settlement of any Purchase Contracts, in each case registered on the Registration Statement and in accordance with the terms of such Debt Securities, Preferred Shares, Warrants or Purchase Contracts), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.                                      With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the purchase contract agreement relating to the Offered Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder (the “Purchase Contract Agent”) has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the security certificates evidencing the Offered Purchase Contracts have been executed and countersigned in accordance with the Purchase Contract Agreement, the Offered Purchase Contracts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company.

4.                                      With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the unit agreement relating to the Offered Units (the “Unit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the unit certificates evidencing the Offered Units have been executed and countersigned in accordance with the Unit Agreement, the Offered Units, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company.

5.                                      With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the warrant agreement with respect to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto and (ii) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Warrants, when duly executed and delivered against payment therefor, pursuant to the Warrant Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration or (vi) limit the waiver of rights under usury laws.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement.  Furthermore, the manner in which any particular issue relating to the opinions set forth above would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This letter is given on the basis of the law and the facts existing as of the date hereof.  We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.  Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We are members of the bar of the State of New York.  This opinion is limited to the laws of the State of New York as of the date hereof (the “Relevant Laws”).  We express no opinion as to the laws of any jurisdiction other than the Relevant Laws that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Transaction Documents or the transactions governed by the Transaction Documents.  Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company or the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of Ireland, we have relied upon, and assumed the correctness of, the opinion letter, dated February 1, 2017, of Arthur Cox, which is being filed as an exhibit to the Registration Statement.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/Wachtell, Lipton, Rosen & Katz